Exhibit 23

CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of CEL-SCI Corporation, whereby the Company  proposes to sell securities having a maximum  value of $75,000,000. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby  consent to the use of our  opinion  concerning  the  validity  of the securities proposed to be issued and sold.

Very truly yours,

HART & HART, LLC

/s/ William T. Hart

Denver, Colorado
July 1, 2015